CUSIP NO. 300614500	Page 1 0 of 12 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, $0.001 par value, of Exa Corporation, dated as of September 13, 2017, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: September 13, 2017	SOROS FUND MANAGEMENT LLC

	By:	/s/ Regan O’Neill
Regan O’Neill
Assistant General Counsel

Date: September 13, 2017	GEORGE SOROS

	By:	/s/ Regan O’Neill
Regan O’Neill
Attorney-in-Fact

Date: September 13, 2017	ROBERT SOROS

	By:	/s/ Regan O’Neill
Regan O’Neill
Attorney-in-Fact